Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent of the incorporation by reference in this Registration Statement on Form S-8 of Nerdy Inc. of our report dated March 19, 2021 relating to the financial statements of Live Learning Technologies LLC d/b/a Nerdy, which appears in the Registration Statement on Form S-1 (No. 333-260266) of Nerdy Inc.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

November 29, 2021